UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 13, 2005

AMERICAN COMMERCIAL LINES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51562 (Commission File Number)	73-3177794 (IRS Employer Identification No.)
AMERICAN BARGE LINE COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-124454-13 (Commission File Number)	03-0552366 (IRS Employer Identification No.)

1701 East Market Street Jeffersonville, Indiana (Address of Principal Executive Offices)	47130 (Zip Code)
Registrant’s telephone number, including area code: (812) 288-0100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K/A amends and restates Item 1.01 of the Current Report on Form 8-K filed by American Commercial Lines Inc. and American Barge Line Company with the Securities and Exchange Commission on October 18, 2005 to correct certain typographical errors contained therein.
Item 1.01. Entry into a Material Definitive Agreement.
     On October 13, 2005, American Commercial Barge Line LLC, American Commercial Lines LLC, American Commercial Terminals LLC, Houston Fleet LLC, Jeffboat LLC and Louisiana Dock Company LLC (collectively, the “Borrowers”), each a Delaware limited liability company and an indirect, wholly owned subsidiary of American Barge Line Company, a Delaware corporation (“American Barge”), entered into Amendment No. 2 to Agreements (“Amendment No. 2”) to amend their existing $250 million secured revolving loan agreement (as amended, the “Loan Agreement”) with the financial institutions party thereto (the “Lenders”), Bank of America, N.A., as administrative agent and as collateral agent for the Lenders (the “Agent”), UBS Securities LLC, as the syndication agent, the CIT Group/Business Credit, Wells Fargo Foothill and Merrill Lynch Capital, as the co-documentation agents, and American Barge, ACBL Liquid Sales LLC, ACL Finance Corp., American Commercial Lines Inc., American Commercial Lines International LLC, American Commercial Logistics LLC, American Commercial Terminals-Memphis LLC, Commercial Barge Line Company, Orinoco TASA LLC, Orinoco TASV LLC, each as a guarantor and collectively with the Borrowers, the “Obligated Parties”. American Barge is a direct, wholly owned subsidiary of American Commercial Lines Inc., a Delaware corporation.
     Amendment No. 2 extends the stated maturity date of the Loan Agreement from February 11, 2010 to October 13, 2010. Amendment No. 2 also amends the Loan Agreement so that the interest rate on borrowings under the Loan Agreement will vary based upon the rolling twelve-month Consolidated Senior Leverage Ratio (as defined in the Loan Agreement) measured at the end of each fiscal quarter, commencing with the fiscal quarter ending on March 31, 2006. Under the Loan Agreement, as amended by Amendment No. 2, the interest rate will not exceed, at the Borrowers’ option, (i) the LIBOR rate plus a maximum margin of 175 basis points, or (ii) the greater of (a) Bank of America, N.A.’s prime rate and (b) the federal funds effective rate plus 50 basis points. In addition, Amendment No. 2 provides for, among other things, an amendment to the unused line fee so that it will vary based upon the rolling twelve-month Consolidated Senior Leverage Ratio (as defined in the Loan Agreement) measured at the end of each fiscal quarter, a reduction in the amount of the letter of credit subfacility from $35,000,000 to $20,000,000, the removal or modification of certain financial covenants and the modification of certain other negative covenants and certain reporting covenants.
     The foregoing description is a summary and is qualified in its entirety by reference to Amendment No. 2, which is included with this report as an exhibit.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibit.

Exhibit No.	Description
10.1	Amendment No. 2 to Agreements dated October 13, 2005, to the Amended and Restated Loan Agreement dated February 11, 2005 by and among American Commercial Barge Line LLC, American Commercial Lines LLC, American Commercial Terminals LLC, Houston Fleet LLC, Jeffboat LLC and Louisiana Dock Company LLC (collectively, the “Borrowers”), the financial institutions party thereto (the “Lenders”), Bank of America, N.A., as administrative agent and as collateral agent for the Lenders (the “Agent”), UBS Securities LLC, as the syndication agent, the CIT Group/Business Credit, Wells Fargo Foothill and Merrill Lynch Capital, as the co-documentation agents, and American Barge Line Company, ACBL Liquid Sales LLC, ACL Finance Corp., American Commercial Lines Inc., American Commercial Lines International LLC, American Commercial Logistics LLC, American Commercial Terminals-Memphis LLC, Commercial Barge Line Company, Orinoco TASA LLC and Orinoco TASV LLC, each as a guarantor and collectively with the Borrowers, the “Obligated Parties,” and to the Amended and Restated Security Agreement dated February 11, 2005 by and among the Obligated Parties and the Agent (filed as an exhibit to the initial filing of this Current Report on Form 8-K on October 18, 2005).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMERCIAL LINES INC.
By:	/s/ Mark R. Holden
Mark R. Holden
President and Chief Executive Officer

Date: October 31, 2005

AMERICAN BARGE LINE COMPANY
By:	/s/ Mark R. Holden
Mark R. Holden
President and Chief Executive Officer

Date: October 31, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 to Agreements dated October 13, 2005, to the Amended and Restated Loan Agreement dated February 11, 2005 by and among American Commercial Barge Line LLC, American Commercial Lines LLC, American Commercial Terminals LLC, Houston Fleet LLC, Jeffboat LLC and Louisiana Dock Company LLC (collectively, the “Borrowers”), the financial institutions party thereto (the “Lenders”), Bank of America, N.A., as administrative agent and as collateral agent for the Lenders (the “Agent”), UBS Securities LLC, as the syndication agent, the CIT Group/Business Credit, Wells Fargo Foothill and Merrill Lynch Capital, as the co-documentation agents, and American Barge Line Company, ACBL Liquid Sales LLC, ACL Finance Corp., American Commercial Lines Inc., American Commercial Lines International LLC, American Commercial Logistics LLC, American Commercial Terminals-Memphis LLC, Commercial Barge Line Company, Orinoco TASA LLC and Orinoco TASV LLC, each as a guarantor and collectively with the Borrowers, the “Obligated Parties,” and to the Amended and Restated Security Agreement dated February 11, 2005 by and among the Obligated Parties and the Agent (filed as an exhibit to the initial filing of this Current Report on Form 8-K on October 18, 2005).